Exhibit 10.13

STAR BANK
425 Walnut Street
P. O. Box 1038
Cincinnati, OH 45201-1038


                         October 31, 1995


Mr. Richard W. Smith
President
Dataguard Recovery Services, Inc.
P. O. Box 37144
Louisville, KY 40233-7144

Re:  The Revolving Credit and Term Loan Agreement dated
     July 1, 1992 and subsequently amended by and between Star Bank, N.A. (the "Bank") and Dataguard Recovery
     Services, Inc. (the "Company") (said agreement shall hereinafter be referred to as the "Agreement").

Dear Mr. Smith:

This letter, when duly and validly accepted by the Company, shall evidence the intention of the Bank to amend the above referenced
Agreement and Promissory Note such that:

1) The Maturity Date of the Revolving Credit facility shall be extended to October 31, 1996.

2) The Revolving Note shall bear interest at 2.0% over the Bank's prime rate (the "Prime Rate"). The Prime Rate is currently
     8.75%.

As a condition to the effectiveness of this amendment, the Company shall pay the Bank a $100 renewal fee.

All representations and warranties of the Company set forth in the Agreement are true and correct as of the date hereof. Except as amended herein, all other terms, conditions and covenants of the Agreement shall remain in full force and effect.

If the above terms represent our understanding, please indicate your agreement by signing one copy of this letter and returning it to me.

                                   Sincerely,

                                   /s/ Edward L. Dwyer
                                   Edward L. Dwyer
                                   Vice President

Accepted this 29th day of December, 1995.

Dataguard Recovery Services, Inc.

By: /s/Dewey D. Minton, Jr.